As filed with the Securities and Exchange Commission on March 11, 2008

Registration No. 333-58854

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Corporate Property Associates 15 Incorporated
(Exact Name of Registrant as Specified in Its Governing Instruments)

Maryland (State or other jurisdiction of incorporation or organization)	50 Rockefeller Plaza New York, New York 10020 (212) 492-1100 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	52-2298116 (I.R.S. Employer Identification No.)

Gordon F. DuGan
Corporate Property Associates 15 Incorporated
50 Rockefeller Plaza
New York, New York 10020
Telephone (212) 492-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copy to:

Kathleen L. Werner, Esq.
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019

Approximate date of commencement of proposed sale to the public:

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☑

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

In accordance with the undertakings given by the Registrant in the Post-Effective Amendment No. 3 to Form S-11 on the Registration Statement on Form S-3 filed on June 30, 2004 (Registration No. 333-58854), which became effective upon filing, the Registrant files this amendment to deregister 491,284.1558 shares of its Common Stock registered pursuant to the Registrant’s 2001 Amended and Restated Distribution Reinvestment and Stock Purchase Plan that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on March 11, 2008.

CORPORATE PROPERTY ASSOCIATES
  15 INCORPORATED

By:	/s/ SUSAN C. HYDE
Susan C. Hyde
Managing Director and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Signature

Wm. Polk Carey	Chairman of the Board	* Wm. Polk Carey March 11, 2008

Gordon F. DuGan	Chief Executive Officer and Board Member (Principal Executive Officer)	/s/ Gordon F. DuGan Gordon F. DuGan March 11, 2008

Marshall E. Blume	Board Member	/s/ Marshall E. Blume Marshall E. Blume March 11, 2008

Elizabeth P. Munson	Board Member	* Elizabeth P. Munson March 11, 2008

James D. Price	Board Member	/s/ James D. Price James D. Price March 11, 2008

Mark J. DeCesaris	Managing Director and acting Chief Financial Officer (acting Principal Financial Officer)	/s/ Mark J. DeCesaris Mark J. DeCesaris March 11, 2008

Thomas J. Ridings	Executive Director and Chief Accounting Officer (Principal Accounting Officer)	/s/ Thomas J. Ridings Thomas J. Ridings March 11, 2008

By her signature set forth below, the undersigned, pursuant to duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Post-Effective Amendment No. 1 to the Registration Statement on behalf of the persons indicated.

/s/  SUSAN C. HYDE
* Attorney-in-fact
March 11, 2008